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                                                                       Exhibit 5

                        SQUIRE, SANDERS & DEMPSEY L.L.P.
                                 4900 Key Tower
                                127 Public Square
                           Cleveland, Ohio 44114-1304
                            Telephone: (216) 479-8500
                               Fax: (216) 861-4929


May 22, 2002

Ohio Legacy Corp
305 West Liberty Street
Wooster, Ohio  44691

Ladies and Gentlemen:

         We are familiar with the proceedings taken and proposed to be taken by Ohio Legacy Corp ("Ohio Legacy") relative to the issuance and sale of 200,000 Common Shares of Beneficial Interest, no par value of Ohio Legacy (the "Shares"), which Shares are reserved for issuance pursuant to restricted and unrestricted share awards and upon the exercise of options granted pursuant to the Ohio Legacy Corp Omnibus Stock Option, Stock Ownership and Long Term Incentive Plan. As your counsel, we have been involved in the preparation of a Registration Statement on Form S-8 filed by you with the Securities and Exchange Commission to effect the registration of the Shares pursuant to the Securities Act of 1933, as amended (the "Registration Statement").

         In this connection, we have examined the Amended and Restated Articles of Incorporation and Code of Regulations of Ohio Legacy and the records of proceedings taken by the Board of Directors and shareholders of Ohio Legacy and all other documents and records as we determined appropriate for the purposes of this opinion.

         Based upon the foregoing, we are of the opinion that, upon the issuance and sale of the Shares as contemplated by the Registration Statement, the Shares will be legally issued, fully paid and non-assessable.

         We hereby consent to the references to our firm in the Registration Statement and to the inclusion of this opinion as an exhibit to the Registration Statement.

                                           Very truly yours,


                                           SQUIRE, SANDERS & DEMPSEY L.L.P.